Exhibit 10.2

CONVERTIBLE NOTE EXCHANGE AGREEMENT

This Convertible Note Exchange Agreement (the "Agreement"), is made and entered into on April 11, 2018 (the "Effective Date"), by and among Atlantic Acquisition Inc., a Nevada company (the "Company"), Monster, LLC, a Nevada limited liability company, and NL Finance Co., LLC ("NL Finance"), a Delaware limited liability company, and Noel Lee Living Trust dated November 28, 1998 ("Noel Lee Living Trust" and each, a "Noteholder" and collectively, the "Noteholders").  The Noteholders, Monster, LLC and Company are sometimes hereinafter collectively referred to as the "Parties" and each individually as a "Party."
RECITALS
WHEREAS, the Company, Monster Inc., a California corporation, and Monster, LLC have entered into a Share Exchange Agreement (the "Exchange Agreement"), dated February 13, 2018;
WHEREAS, on the closing of the Exchange Agreement, the holders of equity securities of Monster, Inc. and Monster, LLC will exchange their securities and will receive shares of the common stock of the Company, and as a result Monster, Inc. and Monster, LLC will  become wholly-owned subsidiaries of the Company;
WHEREAS, the Company has authorized 10,007,981 shares of Series A Convertible Preferred Stock,  par value $0.001, none of which are issued and outstanding (the "Preferred Stock");
 WHEREAS, as of March 31, 2018, NL Finance owns $74,964,364 of Convertible Notes of Monster, LLC  and Noel Lee Living Trust owns $17,609,460 of Convertible Notes of Monster, LLC (the "Convertible Notes"), both of which amounts include the principal and accrued and unpaid interest of the Convertible Notes;
WHEREAS, each of the Noteholders has agreed to exchange for or convert their  Convertible Notes into Preferred Stock at the Exchange Ratio, as defined below; and
WHEREAS, the Parties have determined that it is desirable and in the best interests of the Parties to enter into this Agreement and consummate the transactions contemplated herein.

AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements herein contained, the Parties hereto, intending to be legally bound, hereby agree as follows:

Exhibit 10.2 -- Page 1

ARTICLE 1
 CONVERTIBLE NOTE EXCHANGE
1.1.       Convertible Note Exchange.  At the Effective Date, each of the Noteholders shall transfer, convey, assign and deliver to the Company all of their Convertible Notes free and clear of all Liens in exchange for an aggregate of 10,007,981 shares of Preferred Stock which shall be allocated in the respective amounts as listed in Exhibit A. The Preferred Stock has the preferences and rights set forth in the Certificate of Designations attached hereto as Exhibit B;
1.2.       Exchange Ratio.   The Convertible Notes shall be converted to Preferred Stock such that for each $9.25 of the Convertible Notes the Noteholder shall receive one share of Preferred Stock (the "Exchange Ratio").

1.3.       Change of the Company's Registration Record. Simultaneously with or as soon as practicable after the Effective Date, the Company shall reflect the Noteholders ownership of the Preferred Stock and shall issue the Noteholders certificates evidencing their ownership of the Preferred Stock.
ARTICLE 2
 REPRESENTATIONS AND WARRANTIES OF THE NOTEHOLDERS
Each Noteholder, severally but not jointly and only as to itself, represents and warrants to the Parties, as follows:
2.1.       Power and Authority.  All acts required to be taken by each of the Noteholders to enter into this Agreement and to carry out the Transactions described herein have been properly taken.  The obligations of the Noteholders under this Agreement constitute legal, valid and binding obligations of the Noteholder, enforceable against the Noteholder in accordance with the terms hereof.
2.2.       No Conflicts.  The execution and delivery of this Agreement by each of the Noteholder (i) will not require the consent of any Governmental Entity under any Laws; (ii) will not violate any Law, regulations or ordinances applicable to such Noteholder; and (iii) will not violate or breach any contractual obligations of such Noteholder based on any Contract to which the Noteholder is a party and which prohibits the Transactions contemplated hereby.
2.3.       No Finder's Fee.  Neither the Noteholder nor its agent or representative has engaged any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Transactions contemplated herein.
2.4.       Convert Entirely for Own Account.  The Preferred Stock to be acquired by each of the Noteholders hereunder will be acquired for investment for their own accounts, and not with a view to resale or distribution of any part thereof, and each Noteholder has no present intent of selling or otherwise distributing any of Preferred Stock (or shares of Common Stock issuable upon conversion of the Preferred Stock), except in compliance with applicable securities laws.

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2.5.       Available Information.  Each Noteholder has such Knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an equity investment in the Company and has had an opportunity to ask questions of and receive answers from the management team of the Company relative to the financial condition and affairs of the Company. Each Noteholder has access to all the disclosure documents filed by the Company with the Securities and Exchange Commission pursuant to its obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").
2.6.       Noteholder Status. Each Noteholder is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to the other Parties that:
3.1.       Organization, Standing and Corporate Power.  The Company is duly organized, validly existing and in good standing under the Laws of Nevada and has the requisite corporate power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted.
The execution and delivery of this Agreement by the Company and the consummation of the Transactions contemplated by this Agreement will not result in any Material violation of the Company's articles of incorporation and bylaws or any applicable Law.

3.2.       Capital Structure of the Company.As of the date of this Agreement, all outstanding shares of common stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the date hereof, there are 16,000,000 shares of common stock of the Company issued and outstanding, 300,000,000 shares of common stock to be issued upon Closing, and 25,000,000 shares of blank check preferred stock authorized for issuance of which none have been issued. The Preferred Stock will be when issued in accordance with this Agreement duly authorized and non-accessible. As soon as practicable after the Closing, the Company shall update its share registration record to reflect the  ownership of the Preferred Stock exchanged pursuant to this Agreement.
3.3.       Governmental Authorization.   No consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required in connection with the execution and delivery of this Agreement or the consummation of the Transactions contemplated hereby.
3.4.       Board Recommendation.  The board of directors of the Company (the "Board") has determined that the terms of the Transactions are fair to and in the best interests of the existing shareholders of the Company.
3.5.       No Conflicts.  The execution and delivery of this Agreement by the Company (i) will not violate any Law, regulations or ordinances applicable to the Company; and (ii) will not violate or breach any contractual obligations of the Company based on any Contract to which the Company is a party and which prohibits the Transactions contemplated hereby.

Exhibit 10.2 -- Page 3

ARTICLE 4
DELIVERIES

4.1.       Deliveries from the Company. On the Effective Date, the Company shall issue and deliver to each of the Noteholders a stock certificate evidencing the shares of Preferred Stock to be issued to the Noteholder in the amounts set forth in Exhibit A.
4.2.        Deliveries from the Noteholders.On the Effective Date, each Noteholder shall deliver or cause to be delivered to the Company all of the Convertible Notes held by them accompanied with appropriate documents, as shall be reasonably acceptable to the Company, consenting to the cancellation of such Convertible Notes.  Monster, LLC hereby agrees to the cancellation of the Convertible Notes pursuant to this Agreement and will reflect this cancellation on its books and records.
ARTICLE 5
SURVIVAL

 The representations and warranties of the Noteholders and the Company described respectively in Articles 2 and 3 shall survive the Closing of the Exchange Agreement for two years, unless any of the events is waived by all of the Parties collectively.

ARTICLE 6
TERMINATION
6.1.             Termination.This Agreement may be terminated and rescinded at any time (the "Termination Date") prior to the Effective Date:
(i)       by either the Company, or any of the Noteholders, if any of the Parties has breached any representation or warranty set forth in this Agreement and such breach has resulted or can reasonably be expected to result in a Material Adverse Change on such other Parties or would prevent or Materially delay the consummation of the Transactions; or
(ii)       by any Party, if a permanent injunction or other Order by any court which would make illegal or otherwise restrain or prohibit the consummation of the Transactions shall have been issued and shall have become final and nonappealable.
6.2.       Notice of Termination.      Any termination of this Agreement will be effective immediately upon by the delivery of written notice of the terminating Party to the other Parties hereto specifying with reasonable particularity the reason for such termination.

Exhibit 10.2 -- Page 4

ARTICLE 7
MISCELLANEOUS

7.1.       Entire Agreement and Amendment.   This Agreement constitutes the entire agreement among the Parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral and prior written agreements, understandings and letters of intent. This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by all Parties with respect to a modification or amendment or the Party granting the waiver with respect to a waiver. Neither course of conduct or dealing nor trade custom or usage shall modify any provisions of this Agreement.

7.2.       Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions contemplated hereby is not affected in any manner adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible, in a mutually acceptable manner, to the end that Transactions are fulfilled to the extent possible.
7.3.       Governing Law.This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to Contracts made and to be performed entirely within such a jurisdiction.

7.4.       Parties in Interest.This Agreement shall be binding upon and inure to the benefits of the Parties hereto.

7.5.       Counterparts.This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one Party, but all such counterparts taken together will constitute one and the same Agreement.  This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an "Electronic Delivery"), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any Party hereto, each other Party hereto shall re-execute original forms hereof and deliver them in person to all other Parties.

ARTICLE 8
DEFINITIONS

The following terms, as used in the Agreement, have the following meanings:
"Assets" shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

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"Contract" means any written or oral agreement, arrangement, commitment, contract, indenture, instrument, lease, obligation, plan, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or by which such Person is bound
"Governmental Entity" shall mean any government or any agency, bureau, board, directorate, commission, court, department, official, political subdivision, tribunal, or other instrumentality of any government, whether federal, local, domestic or foreign.
"Knowledge" means the actual knowledge of the officers of a party, and knowledge that a reasonable person in such capacity should have after due inquiry.
"Law" means any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, liabilities or business, including those promulgated, interpreted or enforced by any Governmental Entity.
"Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interests or encumbrance of any kind in respect to such asset, other than any encumbrances created by the Parent.
"Material" and "Materially" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine Materiality in that instance.
"Material Adverse Change" means, with respect to any Person or Party, a material adverse change on the condition (financial or otherwise), business, Assets, liabilities or the reported or reasonably anticipated future results or prospects of such Person taken as a whole; provided, however, that any adverse change, event, development or effect arising from or relating to any of the following shall not be taken into account in determining whether there has been a material adverse change: (a) general business or economic conditions, (b) national or international political or social conditions, including the engagement by or Taiwan in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon  Taiwan, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of Taiwan, (c) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (d) changes in generally accepted accounting principles, (e) changes in laws, rules, regulations, orders, or other binding directives issued by any Governmental Entity or (f) the taking of any action required by this Agreement and the other agreements contemplated hereby.
"Order" means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any Governmental Entity.
"Person" means an individual, a corporation, a partnership, an association, a trust, a limited liability company or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.
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Exhibit 10.2 -- Page 6

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on the date first written above by their respective officers thereunto duly authorized.

COMPANY: Atlantic Acquisition Inc.

By: /s/ Benny Doro
Name: Benny Doro
Title: President

NOTEHOLDERES:

NL Finance Co., LLC

By: /s/ Noel Lee
Name: Noel Lee
Title: Trustee of the Sole Member of the Noteholder

Noel Lee Living Trust dated November 28, 1998

By: /s/ Noel Lee
Name: Noel Lee
Title: Trustee

Monster, LLC

By:/s/ Noel Lee
Name: Noel Lee
Title: Managing Member

Exhibit 10.2 -- Page 7